UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 15, 2011

MEDCAREERS GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-152444	26-1580812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

758 E. Bethel School Rd., Coppell, Texas 75019
(Address of principal executive offices)

180 Allen Road, Suite 105N, Atlanta, GA  30328
(Address of former principal executive offices)

(972) 393-5892
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Change in Registrant’s Certifying Accountant

On March 8, 2013, the Board of Directors of MedCareers Group, Inc. (the “Company”) dismissed GBH CPAs, PC (“GBH CPAs”), as its independent registered public accounting firm. On March 8, 2013, the accounting firm of The Hall Group, CPAs (the “Hall Group”), was engaged as the Company's new independent registered public accounting firm. The Board of Directors of the Company approved the dismissal of GBH CPAs and the engagement of the Hall Group.

During the fiscal years ended January 31, 2010 and 2009 (the last two fiscal years during which the Company prepared and filed audited financial statements with the Securities and Exchange Commission), and the period through the date of dismissal of GBH CPAs, there were no disagreements with GBH CPAs whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to GBH CPAs 's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with a report on the Company's financial statements.

The report of GBH CPAs on the Company's financial statements for the fiscal years ended January 31, 2010 and 2009, did not contain an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that the Company's audited financial statements for the fiscal years ended January 31, 2010 and 2009 included a going concern qualification in the Company's audited financial statements.

During fiscal years ended January 31, 2010 and 2009, and the subsequent interim periods thereto, through March 29, 2013, there were no disagreements with GBH CPAs, PC whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to GBH CPAs, PC's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the Company's financial statements.

None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the Company’s fiscal years ended January 31, 2010 and 2009 or the subsequent interim period through March 29, 2013.

During the two most recent fiscal years, and any subsequent interim period prior to engaging the Hall Group, neither the Company, nor anyone on its behalf, consulted the Hall Group regarding (i) either the application of accounting principles to a specified transaction, completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by the Hall Group that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of either a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K).

The Company has requested that GBH CPAs furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. Such letter is attached hereto as Exhibit 16.1.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 15, 2011, Marc Bercoon resigned as the Chief Financial Officer and Treasurer of the Company and William Goldstein resigned as President, Chief Executive Officer and Secretary and as the sole Director of the Company.  Effective the same date, Timothy Armes, the Company’s majority shareholder was appointed as the Chief Executive Officer, President, Secretary, Treasurer and sole Director of the Company to fill the vacancies created by such resignations.

Timothy Armes, Age 56:

Mr. Armes has served as President and Chief Executive Officer of Nurses Lounge, Inc. since September 2002 which published a direct mail nursing magazine in Dallas and Chicago through November 2010. Mr. Armes began his career in recruiting when he entered the career fair business in 1987. In 1992 Mr. Armes launched one of the first online job bulletin boards which eventually grew into jobs.com. As CEO of Jobs.com, he raised over 100 million dollars and grew it into one of the top employment web sites before leaving the company in May of 2000.   Prior to entering the career fair business, Mr. Armes began his career as an auditor for Ernst and Young and then as a real estate workout specialist with different firms in the mid 1980’s. Mr. Armes obtained a Bachelor of Business Administration degree in Accounting from the University of Texas in 1980 and is a Certified Public Accountant.

Item 7.01. Regulation FD Disclosure.

On April 1, 2013, the Company issued a press release updating the market place on recent funding activities and its plans moving forward.  A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

The information contained in this Current Report (including exhibit 99.1 furnished herewith) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

Number	Exhibit
16.1*	Letter from GBH CPAs, PC dated March 29, 2013, to the Securities and Exchange Commission regarding statements included in this Form 8-K
99.1**	Press Release Providing Updates on the Company dated April 1, 2013

* Filed herewith.
** Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MedCareers Group, Inc.

Date: March 29, 2013	By:	/s/ Timothy Armes
	Name:	Timothy Armes
	Title:	Chief Executive Officer

EXHIBIT INDEX

Number	Exhibit
16.1*	Letter from GBH CPAs, PC dated March 29, 2013, to the Securities and Exchange Commission regarding statements included in this Form 8-K
99.1**	Press Release Providing Updates on the Company dated April 1, 2013

* Filed herewith.
** Furnished herewith.